UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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TREEHOUSE FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TREEHOUSE FOODS, INC.
TWO WESTBROOK CORPORATE CENTER
TOWER TWO, SUITE 1070
WESTCHESTER, ILLINOIS 60154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ON APRIL 29, 2010

You are cordially invited to attend the Annual Meeting of Stockholders of TreeHouse Foods, Inc. (“TreeHouse” or the “Company”) that will be held at Two Westbrook Corporate Center, First Floor, Conference Center (Link Two/Five), Westchester, Illinois 60154, on Thursday, April 29, 2010 at 9:00 a.m., local time.

Once again, we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On March 17, 2010, we will mail to our stockholders who have not already requested paper material, a Notice containing instructions on how to access our 2010 Proxy Statement and annual report and vote online. All stockholders who have elected to continue to receive paper material will receive a copy of the Proxy Statement and annual report by mail. The Proxy Statement contains instructions on how you can (i) receive a paper copy of the Proxy Statement and annual report, if you only received a Notice by mail, or (ii) elect to receive your Proxy Statement and annual report over the Internet, if you received them by mail this year.

At the Annual Meeting you will be asked to vote on the following matters:

1. To elect three directors to hold office until the 2013 Annual Meeting of Stockholders;

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010; and

3. To consider any other business that may properly come before the meeting.

The matters listed above are fully discussed in the Proxy Statement accompanying this Notice. A copy of our 2009 Annual Report is also enclosed.

The record date for the Annual Meeting is March 8, 2010. Only stockholders of record as of March 8, 2010 are entitled to notice of and to vote at the meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thomas E. O’Neill
Corporate Secretary

March 9, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2010

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Our Proxy Statement and our annual report are available at http://bnymellon.mobular.net/bnymellon/ths/. Our Proxy Statement includes information on the following matters, among other things:

•	The date, time and location of the Annual Meeting;

•	A list of the matters being submitted to the stockholders for approval; and

•	Information concerning voting in person at the Annual Meeting.

If you want to receive a paper copy or e-mail of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy to BNYMellon Shareowner Services by telephone at 1-888-313-0164, by email at shrrelations@bnymellon.com or online at http://www. proxyvoting.com or contact the Company’s Investor Relations Department directly at our principal executive office: TreeHouse Foods, Inc., Two Westbrook Corporate Center, Suite 1070, Westchester, Illinois 60154, telephone (708) 483-1300. Please make your request on or before April 16, 2010 to facilitate timely delivery.

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TREEHOUSE FOODS, INC.
TWO WESTBROOK CORPORATE CENTER
TOWER TWO, SUITE 1070
WESTCHESTER, ILLINOIS 60154

PROXY STATEMENT

SUMMARY OF THE ANNUAL MEETING

We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of TreeHouse Foods, Inc. (“TreeHouse” or the “Company”) for use in voting at the Annual Meeting of Stockholders (the “Meeting”). The Meeting will be held at our corporate headquarters at Two Westbrook Corporate Center, First Floor, Conference Center (Link Two/Five), Westchester, Illinois 60154, on Thursday, April 29, 2010, at 9:00 a.m. (Central Time). This Proxy Statement is being sent to stockholders on or about March 17, 2010.

The solicitation of proxies from the stockholders is being made by the Board of Directors and management of the Company. The cost of this solicitation, including the cost of preparing and making the Proxy Statement, the proxy card, notice of Annual Meeting and annual report, are all being paid for by the Company.

Who May Vote

If you are a stockholder of record on March 8, 2010, you are entitled to vote at the Meeting. As of that date, there were 34,795,947 shares of the Company’s common stock (“Common Stock”) outstanding, the only class of voting securities outstanding. You are entitled to one vote for each share of common stock you own, without cumulation, on each matter to be voted upon at the Meeting.

How Proxies Work

Only votes cast in person at the Meeting or received by proxy before the beginning of the Meeting will be counted at the Meeting. Giving us your proxy means you authorize us to vote your shares at the Meeting in the manner you direct. If your shares are held in your name, you can vote by proxy in three convenient ways:

•	By Internet: Go to http://www.proxyvoting.com/ths and follow the instructions.

•	By Telephone: Call toll-free 1-866-540-5760 and follow the instructions.

•	By mail: Complete, sign, date and return your proxy card in the enclosed envelope.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Central Time) on April 28, 2010.

As permitted by Securities and Exchange Commission (“SEC”) rules, TreeHouse Foods is making this Proxy Statement and its annual report available to its stockholders electronically via the Internet. On March 17, 2010, we will mail our stockholders a Notice containing instructions on how to access this Proxy Statement and our annual report and vote online. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

If your proxy is properly returned, the shares it represents will be voted at the Meeting in accordance with your instructions. If you do not give specific instructions, your shares will be voted as follows:

•	FOR the election of each of the three nominees for director set forth herein;

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2010; and

•	with respect to any other matter that may properly come before the Meeting, in the discretion of the persons voting the respective proxies.

The Board of Directors (the “Board”) does not intend to bring any matters before the Meeting except those indicated in the Notice. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Shares Held Through a Bank, Broker or Other Nominee

If you are the beneficial owner of shares held in “street name” through a bank, broker or other nominee, such bank, broker or nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. On non-discretionary items, for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you. The proposal concerning the ratification of the independent registered public accounting firm (Proposal 2) is discretionary. Prior to 2010, the election of directors was considered a routine matter for which brokers were permitted to vote your shares. Beginning this year, brokers are no longer permitted to vote your shares for the election of directors (Proposal 1).

Quorum

Stockholders of record may vote their proxies by telephone, internet or mail. By using your proxy to vote in one of these ways, you authorize the three officers whose names are listed on the front of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote at the Meeting must be present in person or represented by proxy to constitute a quorum. Of course, if you attend the Meeting, you may vote by ballot. If you are not present, your shares can be voted only when represented by a properly submitted proxy. Abstentions and broker non-votes (as described below under the heading — “Required Vote”) are counted for purposes of determining whether a quorum is met.

Revoking a Proxy

Submitting your proxy now will not prevent you from voting your shares at the Meeting if you desire to do so, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted at the Meeting by:

•	delivering to Thomas E. O’Neill, our Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary, a signed written revocation letter dated later than the date of your proxy;

•	submitting a proxy to the Company with a later date; or

•	attending the Meeting and voting in person (your attendance at the Meeting will not, by itself, revoke your proxy; you must also vote in person at the Meeting).

Required Vote

The election of the nominees for director will become effective only upon the affirmative vote of shares of common stock representing a plurality of the votes cast “for” such nominee. A “plurality” means that the three individuals who receive the highest number of votes will be elected as directors. The ratification of the selection of our independent registered public accounting firm and the approval of any other matter that may properly come before the Meeting will become effective only upon the affirmative vote of shares of common stock representing a majority of the votes cast “for” or “against” such proposal. We refer to the election of each nominee for director and the ratification of our independent registered public accounting firm each as a “Proposal.” Votes cast as “for,”

“against” or “withhold” are counted as a vote, while votes cast as abstentions will not be counted as a vote. So-called “broker non-votes” (brokers failing to vote by proxy on any non-discretionary matters shares of the common stock held in nominee name for customers) will not be counted as a vote at the Meeting.

Majority Vote Policy

Our Corporate Governance Guidelines utilize a majority vote policy in the election of directors. Accordingly, if a nominee receives a greater number of votes marked “withhold” from his or her election than votes marked “for” his or her election, that nominee is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process.

ELECTION OF DIRECTORS (PROPOSAL 1)

We have a classified Board consisting of three classes. At each annual meeting a class of directors is elected for a term of three years to succeed any directors whose terms are expiring.

At the Meeting, you will elect a total of three directors to hold office, subject to the provisions of the Company’s Bylaws, until the annual meeting of stockholders in 2013 and until their successors are duly elected and qualified. Unless you indicate otherwise, the shares represented by your proxy will be voted FOR the election of Ms. Diana S. Ferguson and Messrs. George V. Bayly and Gary D. Smith, the nominees set forth below. See “Summary of the Annual Meeting — Required Vote” beginning on page 3 in this Proxy Statement and “Summary of the Annual Meeting — Majority Vote Policy” on page 4 in this Proxy Statement.

Ms. Ferguson and Messrs. Bayly and Smith have each agreed to be nominated and to serve as a director if elected. However, if any nominee at the time of his or her election is unable or unwilling to serve, or is otherwise unavailable for election, and as a result, another nominee is designated by the Board, then you or your designee will have discretion and authority to vote or refrain from voting for such nominee.

Proposal 1 — Election of Directors

Election of Diana S. Ferguson — Continuing in office — Term expiring 2013

The Nominating and Corporate Governance Committee and the Board have recommended Ms. Ferguson for nomination for re-election to the Company’s Board. Certain information about Ms. Ferguson is contained below.

Diana S. Ferguson was elected as a Director on January 25, 2008. Since February 2010, Ms. Ferguson has served as Chief Financial Officer of Chicago Public Schools. Previously Ms. Ferguson served as Senior Vice President and Chief Financial Officer of The Folgers Coffee Company from April 2008 to November 2008. Prior to joining Folgers, Ms. Ferguson served as the Executive Vice President and Chief Financial Officer of Merisant Worldwide, Inc. from April 2007 until March 2008. On January 6, 2009, Merisant Worldwide, Inc. filed for reorganization under Chapter 11 of the U.S. Bankruptcy Laws. Ms. Ferguson also served as the Chief Financial Officer of Sara Lee Foodservice, a division of Sara Lee Corporation from June 2006 to March 2007. She had previously served in a number of leadership positions at Sara Lee Corporation including Senior Vice President of Strategy and Corporate Development from February 2005 to June 2006 as well as Treasurer from January 2001 to February 2005. Earlier, she held treasury management positions at Fort James Corporation, from 2000 to 2001 and Eaton Corporation from 1995 to 2000, she also served in various financial positions at Federal National Mortgage Association (Fannie Mae) from 1993 to 1995, the First National Bank of Chicago from 1989 to 1993 and IBM from 1985 to 1989. In addition to our Board, Ms. Ferguson has previously served on the Board of Directors of Integrys Energy Group. Ms. Ferguson holds a B.A. from Yale University and a Masters degree from Northwestern University. Ms. Ferguson is a member of the Audit and Compensation Committees of our Board. Ms. Ferguson has significant food industry expertise as evidenced by her leadership roles at Folgers and Sara Lee Corporation. Given her expertise and financial acumen, Ms. Ferguson has proven to be an important contributor to Board deliberations on many matters.

Election of George V. Bayly — Continuing in office — Term expiring 2013

The Nominating and Corporate Governance Committee and the Board have recommended Mr. Bayly for nomination for re-election to the Company’s Board. Certain information about Mr. Bayly is contained below.

George V. Bayly was elected as a Director on June 6, 2005. Since August 12, 2008, Mr. Bayly has served as principal of Whitehall Investors, LLC, a consulting and venture capital firm. Mr. Bayly served as Chairman and Interim-Chief Executive Officer of Altivity Packaging LLC from September 2006 to March 10, 2008. He also served as Co-Chairman of U.S. Can Corporation from 2003 to 2006; as well as Chief Executive Officer in 2005. In addition, from January 1991 to December 2002, Mr. Bayly served as Chairman, President and Chief Executive Officer of Ivex Packaging Corporation. From 1987 to 1991, Mr. Bayly served as Chairman, President and Chief Executive Officer of Olympic Packaging, Inc. Mr. Bayly also held various management positions with Packaging Corporation of America from 1973 to 1987. Mr. Bayly also served as a Lieutenant Commander in the United States Navy. In addition to our Board, Mr. Bayly currently serves on or has previously served on the Board of Directors of ACCO Brands Corporation, Graphic Packaging Holding Company, Huhtamaki Oyj and Ryt-Way Industries Inc, General Binding Corporation, Packaging Dynamics, Inc., U.S. Can Corporation and Altivity Packaging LLC. Mr. Bayly holds a B.S. from Miami University and an M.B.A from Northwestern University. Mr. Bayly is a member of the Nominating and Corporate Governance Committee of our Board. As a former executive of numerous large companies and a principal of a consulting and venture capital firm, Mr. Bayly has a broad understanding of the operational, financial and strategic issues facing public and private companies. This experience gives him valuable knowledge and perspective as a member of our Board and the Nominating and Corporate Governance Committee.

Election of Gary D. Smith — Continuing in office — Term expiring 2013

The Nominating and Corporate Governance Committee and the Board have recommended Mr. Smith for nomination for re-election to the Company’s Board. Certain information about Mr. Smith is contained below.

Gary D. Smith was elected as a Director on June 6, 2005. Since January 2001, Mr. Smith has served as Chief Executive Officer and Chairman of Encore Associates, Inc., and since 2005 he has been a Managing Director of Encore Consumer Capital. From April 1995 to December 2004, Mr. Smith served as Senior Vice President — Marketing of Safeway Inc. In addition, Mr. Smith held various management positions at Safeway Inc. from 1961 to 1995. In addition to our Board, Mr. Smith currently serves on or has previously served on the Board of Directors of AgriWise, Inc. Altierre Corporation, Philly’s Famous Water Ice, Inc., the Winery Exchange, and Aidells. Mr. Smith is an experienced business leader with skills that make him a valuable asset in his role as our Lead Independent Director and as a member of the Compensation and Nominating and Corporate Governance Committee of our Board.

RECOMMENDATION:
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL
DIRECTOR NOMINEES TO SERVE ON THE COMPANY’S BOARD

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM (PROPOSAL 2)

Deloitte & Touche LLP audited our financial statements for fiscal year 2009 and has been selected by the Audit Committee of our Board to audit our financial statements for fiscal year 2010. A representative of Deloitte & Touche LLP will attend our annual meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the selection of Deloitte & Touche LLP is not required by our By-laws. However, our Board is submitting the selection of Deloitte & Touche LLP to you for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm if they determine such a change would be in the best interests of the Company and our stockholders.

For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered in fiscal years 2008 and 2009, see “Fees Billed by Independent Registered Public Accounting Firm” on page 35 of this Proxy Statement.

RECOMMENDATION:
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CORPORATE GOVERNANCE

Current Board Members

The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they serve, are identified below.

Nominating
and Corporate
	Compensation	Audit	Governance
Director	Committee	Committee	Committee

Sam K. Reed	—	—	—
George V. Bayly	—	—	*
Diana S. Ferguson	*	*	—
Dennis F. O’Brien	—	—	—
Frank J. O’Connell	—	—	**
Ann M. Sardini	—	**	—
Gary D. Smith	*	—	*
Terdema L. Ussery, II	**	*	—
David B. Vermylen	—	—	—

*	Member

**	Chairman

Corporate Governance Guidelines and Code of Ethics

We are committed to the highest standards of business integrity and corporate governance. All of our directors, executives and employees must act ethically and in accordance with our Code of Ethics. All of the Company’s corporate governance materials, including the Corporate Governance Guidelines, committee charters and the Code of Ethics are published on the Company’s website at www.treehousefoods.com in the investor relations information section and are also available upon request from the Corporate Secretary. The Board regularly reviews corporate governance developments and modifies the Company’s corporate governance materials as warranted. We will post any modifications of our corporate governance materials on our Company’s website.

Director Independence

The New York Stock Exchange listing rules require that a majority of the Company’s directors be independent. The Board determined that (i) Messrs. Bayly, O’Brien, O’Connell, Smith and Ussery and Ms. Ferguson and Ms. Sardini have no direct or indirect material relationships with management, and that they satisfy the New York Stock Exchange’s independence guidelines and are independent and (ii) that Messrs. Reed and Vermylen are not independent.

All members of our Audit, Compensation and Nominating and Corporate Governance committees are independent directors. The Board has determined that all of the members of our Audit Committee also satisfy the additional Securities and Exchange Commission independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation. The portion of the Corporate Governance Guidelines addressing director independence is attached to this Proxy Statement as Appendix A.

Nomination of Directors

The Board is responsible for approving candidates for Board membership and has delegated the process of screening and recruiting potential director nominees to the Nominating and Corporate Governance Committee in consultation with the Chairman of the Board and Chief Executive Officer. The Nominating and Corporate Governance Committee seeks candidates who have a reputation for integrity, honesty and adherence to high ethical standards and who have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. The Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race and gender. When the Committee reviews a candidate for Board membership, the Committee looks specifically at the candidate’s background and qualifications in light of the needs of the Board and the Company at that time, given the then current composition of the Board. The aim is to assemble a Board that provides a significant breadth of experience, knowledge and abilities that assist the Board in fulfilling its responsibilities. The members of the Board hold or have held senior executive positions in large, complex organizations and have operating experience that meets this objective. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Each of our directors also has experience serving on board of directors and board committees of other public companies and has an understanding of corporate governance practices and trends.

The Nominating and Corporate Governance Committee receives suggestions for new directors from a number of sources, including Board members. It also may, in its discretion, employ a third party search firm to assist in identifying candidates for director.

BOARD LEADERSHIP STRUCTURE

Board Chairman and CEO Roles

The Board has determined that the appropriate leadership structure for the Board at this time is for Mr. Reed, our Chief Executive Officer, to serve as Chairman of the Board, while also selecting an independent, non-management director to serve as a lead director (“Lead Independent Director”) to provide independent leadership. Mr. Reed possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.

His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and suppliers, particularly during times of turbulent economic and industry conditions.

With the exception of Messrs. Reed and Vermylen, each of the directors is independent and the Board believes that the independent directors provide effective oversight of management.

The Board may subsequently decide, however, to change that leadership structure, and we do not have a formal policy to require that the Chief Executive Officer or any other member of management serve as Chairman of the Board.

Lead Independent Director

The Company has chosen to combine the Chairman and CEO roles, and as a result the Board elected to appoint the Lead Independent Director to coordinate the activities of the other non-management directors, and to perform such other duties and responsibilities as the Board may from time-to-time determine.

Currently, the Lead Independent Director is Gary D. Smith. Mr. Smith has over 40 years of relevant experience including senior management roles with Safeway Inc. The role of the Lead Independent Director includes:

•	Conducting and presiding at executive sessions of the Board;

•	Serving as a liaison to and acting as a regular communication channel between the non-employee members of the Board and the Chief Executive Officer of the Company;

•	In the event of the unavailability or incapacity of the Chairman of the Board, calling and conducting special meetings of the Board; and

•	Consulting with the chairman and chief executive officer about the concerns of the Board.

While serving as Lead Independent Director, Mr. Smith has followed governance practices established by the Board that support effective communication and high Board performance. The Lead Independent Director role fosters a Board culture of open discussion and deliberation, with thoughtful evaluation of risk, to support sound decision-making.

In addition, our directors undergo an annual Board self-evaluation to determine whether it and its committees are functioning effectively. As part of the self-evaluation process, directors provide feedback evaluating Board effectiveness and Committee effectiveness on multiple criteria. The Nominating and Corporate Governance Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. Each Committee also conducts a self assessment and reports its assessment of effectiveness to the Board. The assessments are discussed with the full Board each year.

Determination That Current Board Leadership Structure is Appropriate

The Board has determined that the current Board Leadership Structure is appropriate for TreeHouse for the following reasons:

•	The current structure is working well and the Lead Independent Director is highly effective in his role;

•	There is strong evidence that the Board is acting independently;

•	There are effectiveness and efficiency advantages of having a Chairman of the Board with the CEO’s significant food industry strategy, marketing, and operations knowledge and experience;

•	The Board has open discussion and thoughtful deliberations, especially in the evaluation of risk and in support of sound decision-making;

•	The current size, food industry focus and relatively straightforward organization structure of the Company allows these roles to be effectively combined; and

•	The non-management members meet regularly in private session to discuss issues regarding the Company.

The Board’s Role in Risk Oversight

Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s policies and guidelines to govern the process by which risk assessment and risk management is undertaken by management, including guidelines and policies to identify the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures. For example, our Vice President of Internal Audit reports to the Audit Committee on a regular basis with respect to compliance with our risk management policies. The Audit Committee also performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the Board after meeting with our Vice President of Internal Audit and our independent auditor, Deloitte & Touche LLP. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Nominating and Corporate Governance Committee annually reviews the Company’s corporate governance guidelines and their implementation. Each committee regularly reports to the Board.

Meetings of the Board of Directors

The Board met six times during 2009. In addition, there was also one written consent approved by the Board in 2009. Each of the members of the Board participated in over 90% of the meetings of the Board and Committee meetings that took place while such person was a member of the Board and the applicable Committee. Members of the Board are expected to attend each meeting, as set forth in the Company’s Corporate Governance Guidelines, and substantially all of the members of the Board participated in 100% of the Board and Committee meetings during 2009. It is the Board’s policy that all of our directors attend the Annual Meeting of Stockholders absent exceptional cause. All of our directors attended the Annual Meeting of Stockholders in 2009. The non-management directors of the Company meet regularly (at least quarterly) in executive session of the Board without management present. The Lead Independent Director presides over non-management sessions.

The Board has established standing Audit, Compensation, and Nominating and Corporate Governance committees. The Board determines the membership of each of these committees from time to time, and only outside directors have served on these committees.

COMMITTEE MEETINGS/ROLE OF COMMITTEES

Audit Committee:  The Audit Committee held nine meetings during 2009. The Committee presently consists of Ms. Ferguson, Ms. Sardini and Mr. Ussery. The Audit Committee is composed entirely of independent directors (in accordance with the New York Stock Exchange listing standards and SEC rules). In addition, the Board has determined that Ms. Ferguson, Ms. Sardini and Mr. Ussery are each qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that each of them has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Committee reviews and approves the scope and cost of all services (including non-audit services) provided by the firm selected to conduct the audit. The Committee also monitors the effectiveness of the audit effort and financial reporting, and inquires into the adequacy of financial and operating controls. The report of the Audit Committee is set forth later in this Proxy Statement.

Nominating and Corporate Governance Committee:  The Nominating and Corporate Governance Committee held ten meetings in 2009. The Committee presently consists of Messrs. Bayly, O’Connell and Smith. The Committee is composed entirely of independent directors. The purposes of the Nominating and Corporate Governance Committee are (i) to identify individuals qualified to become members of the Board, (ii) to recommend to the Board the persons to be nominated for election as directors at any meeting of the stockholders, (iii) in the event of a vacancy on or increase in the size of the Board, to recommend to the Board the persons to be nominated to fill such vacancy or additional Board seat, (iv) to recommend to the Board the persons to be nominated for each committee of the Board, (v) to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Ethics, and (vi) to oversee the evaluation of the Board. The Nominating and Corporate Governance Committee will consider nominees who are recommended by stockholders, provided such recommendations are made in accordance with the nominating procedures set forth in the Company’s By-laws. The report of the Nominating and Corporate Governance Committee is set forth later in this Proxy Statement.

Compensation Committee:  The Compensation Committee held ten meetings in 2009. In addition, there was also one written consent approved by the Committee in 2009. The Committee presently consists of Ms. Ferguson and Messrs. Smith and Ussery. The Committee is composed entirely of independent directors. The Compensation Committee reviews and approves salaries and other matters relating to compensation of the senior officers of the Company, including the administration of the TreeHouse Foods, Inc. Equity and Incentive Plan. The Compensation Committee also reviews the Company’s general compensation and benefit policies and programs, administers the Company’s 401(k) plan, and recommends director compensation programs to the Board. The report of the Compensation Committee is set forth later in this Proxy Statement.

Role of Compensation Consultants

Committee Consultant

Beginning in 2005, the Compensation Committee engaged an outside independent executive compensation consultant, Hewitt Associates (“Hewitt”) for advice and counsel regarding executive compensation matters. In January 2010 Hewitt effected a reorganization of its business by spinning-off Meridian Compensation Partners LLC as a separate, independent executive compensation consulting business. After reviewing relevant credentials, in February 2010, the Compensation Committee elected to engage Meridian Compensation Partners LLC (“Meridian”) as the Committee’s on-going independent executive compensation consultant. Meridian provides a review of the competiveness and appropriateness of all elements of compensation for the Chief Executive Officer, Chief Financial Officer and three most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the “TreeHouse Executive Officers” or “TEOs”) and advice on new and existing executive compensation programs and other related matters. Meridian will be the exclusive consultant to the Committee regarding executive compensation matters and Hewitt will continue to provide actuarial and broad based employee compensation and other non-executive compensation consultation to the management of the Company.

At the Committee’s direction, management provides all executive compensation materials to the independent consultant and discusses all such materials and recommendations with the independent consultant. The independent consultant considers the information and provides independent data to the Committee to facilitate its decision-making process. The independent consultant regularly meets with the Committee in executive session without members of management present.

Management Consultant

Since 2005 management has retained and worked with Hewitt to provide consulting services regarding the review and design of executive compensation plans (base salary, annual incentive, and long-term incentive plans), competitive assessments of executive officers compensation, general executive compensation practices and issues, broad-based employee compensation practices and pension administration and actuarial services. In the future, Hewitt will continue to work with Company management regarding broad based employee compensation, pension administration and actuarial services, but will not consult with regard to executive compensation matters.

Fees for Compensation Committee and Management Consultant

In 2009, management and the Compensation Committee engaged Hewitt to provide both executive and broad-based compensation consulting services that totaled $103,000. In addition, Hewitt provided the Company with pension and actuarial services worth approximately $271,000 in 2009. Management has recommended that Hewitt continue to provide the Company with broad based employee compensation consulting as well as pension administration and actuarial services. The Compensation Committee was informed of the decision to use Hewitt to provide these services.

In 2010, Hewitt will continue to provide pension services for the Company. However, the Compensation Committee engaged a separate compensation consulting firm, Meridian, effective February 2010, to provide the types of executive compensation consulting services that Hewitt had provided in the past.

STOCK OWNERSHIP

Holdings of Management

The executive officers and directors of the Company own shares, and exercisable rights to acquire shares, representing an aggregate of 2,535,255 shares of Common Stock or approximately 7.9% of the outstanding shares of Common Stock (see “Security Ownership of Certain Beneficial Owners and Management”). Such officers and directors have indicated an intention to vote in favor of each Proposal.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the close of business on February 19, 2010, certain information with respect to the beneficial ownership of common stock beneficially owned by (i) each director of the Company, (ii) the TEOs, (iii) all executive officers and directors as a group and (iv) each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than 5% of the outstanding Common Stock. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated. The address of the Directors and Officers listed below is c/o TreeHouse Foods, Inc., Two Westbrook Corporate Center, Suite 1070, Westchester, Illinois 60154.

	Common Stock		Percent of
Name of Beneficial Owner	Beneficially Owned		Class(1)

Directors and Named Officers:
Sam K. Reed	980,878	(2)	3.1%
George V. Bayly	23,665	(3)	*
Diana S. Ferguson	6,033	(4)	*
Dennis F. O’Brien	0		*
Frank J. O’Connell	23,465	(5)	*
Ann M. Sardini	4,134	(6)	*
Gary D. Smith	25,465	(7)	*
Terdema L. Ussery, II	23,465	(8)	*
David B. Vermylen	562,891	(9)	1.8%
Dennis F. Riordan	150,473	(10)	*
Thomas E. O’Neill	364,893	(11)	1.1%
Harry J. Walsh	369,893	(12)	1.2%
All directors and executive officers as a group (12 persons)	2,535,255		7.9%

Principal Stockholders:
BlackRock, Inc.	3,175,081	(13)	9.9%
FMR LLC	4,786,107	(14)	15.0%
Keeley Asset Management Corp.	1,918,370	(15)	6.0%

Except as otherwise noted, the directors and executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(1)	An asterisk indicates that the percentage of common stock projected to be beneficially owned by the named individual does not exceed one percent of our common stock.

(2)	Includes 448,644 shares of Common Stock issued under options currently exercisable within 60 days of February 19, 2010, and 214,257 vested restricted stock units, deferred until June 27, 2010 and 276,677 shares jointly held in a family trust.

(3)	Includes 19,765 shares of Common Stock issued under options currently exercisable within 60 days of February 19, 2010, and 3,700 vested restricted stock units, deferred until termination of service from the Board.

(4)	Includes 2,333 shares of Common Stock issued under options currently exercisable within 60 days of February 19, 2010.

(5)	Includes 19,765 shares of Common Stock issued under options currently exercisable within 60 days of February 19, 2010, and 3,700 vested restricted stock units, deferred until termination of service from the Board.

(6)	Includes 434 shares of Common Stock issued under options currently exercisable within 60 days of February 19, 2010, and 3,700 vested restricted stock units, deferred until termination of service from the Board.

(7)	Includes 19,765 shares of Common Stock issued under options currently exercisable within 60 days of February 19, 2010, and 3,700 vested restricted stock units, deferred until termination of service from the Board.

(8)	Includes 19,765 shares of Common Stock issued under options currently exercisable within 60 days of February 19, 2010 and 3,700 vested restricted stock units, deferred until termination of service from the Board.

(9)	Includes 290,785 shares of Common Stock issued under options currently exercisable within 60 days of February 19, 2010, and 142,838 vested restricted stock units, deferred until June 27, 2010 and 104,671 shares jointly held in a family trust.

(10)	Includes 139,900 shares of Common Stock issued under options currently exercisable within 60 days of February 19, 2010.

(11)	Includes 198,568 shares of Common Stock issued under options currently exercisable within 60 days of February 19, 2010, and 97,390 vested restricted stock units, deferred until June 27, 2010.

(12)	Includes 198,568 shares of Common Stock issued under options currently exercisable within 60 days of February 19, 2010, and 97,390 vested restricted stock units, deferred until June 27, 2010.

(13)	We have been informed pursuant to the Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010 that (i) BlackRock, Inc. may be deemed to beneficially own 3,175,081 shares of our Common Stock; (ii) BlackRock, Inc. (A) sole voting power as to 3,175,081 shares and (B) sole dispositive power as 3,175,081 shares; (iii) The principal business address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(14)	We have been informed pursuant to the Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010 by FMR LLC (“FMR”), that (i) Fidelity Management and Research Company, a wholly owned subsidiary of FMR and a registered investment adviser, is the beneficial owner of 4,786,107 shares of our Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940; (ii) the ownership of one investment company, Fidelity Contrafund, amounted to 3,158,796 shares of our Common Stock; (iii) neither FMR nor Edward C. Johnson 3d in his capacity as Chairman of FMR have sole voting power over any of the shares owned directly by Fidelity Contrafund; and (iv) Edward C. Johnson 3d. and FMR has sole dispositive power as to 4,786,107 shares. The principal business address of FMR and Fidelity Contrafund is 82 Devonshire Street, Boston, Massachusetts 02109.

(15)	We have been informed pursuant to Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010 that (i) Keeley Asset Management Corp. and Keeley Small Cap Value Fund, a series of Keeley Funds, Inc. may be deemed to beneficially own 1,931,490 shares of our Common Stock; (ii) Keeley Asset Management Corp. has (A) sole voting power as to 1,918,370 shares and (B) sole dispositive power as to 1,931,490; and (iii) Keeley Small Cap Value Fund does not have voting or dispositive power over any of our Common Stock. The principal business address of Keeley Asset Management and Keeley Small Cap Value Fund, a series of Keeley Funds, Inc. is 401 South LaSalle Street, Chicago, Illinois 60605.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company’s review of the copies of these reports received by it, and written representations, if any, received from reporting persons with respect to such filings, the Company believes that all filings required to be made by the reporting persons for 2009, were made on a timely basis.

DIRECTORS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the Company’s directors and executive officers. In addition, biographies of Company’s directors and officers are also provided below, with the exception of Ms. Ferguson and Messrs. Bayly and Smith, whose biographies are set forth in “Election of Directors Proposal 1” beginning on page 4 of this Proxy Statement.

Name	Age		Position

Sam K. Reed	63	(a)	Chief Executive Officer and Chairman of the Board
George V. Bayly	67		Director
Diana S. Ferguson	46		Director
Dennis F. O’Brien	52	(a)	Director
Frank J. O’Connell	66	(b)	Director
Ann M. Sardini	60	(a)	Director
Gary D. Smith	67		Director
Terdema L. Ussery, II	51	(b)	Director
David B. Vermylen	59	(b)	Director, President and Chief Operating Officer
Dennis F. Riordan	52		Senior Vice President and Chief Financial Officer
Thomas E. O’Neill	55		Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
Harry J. Walsh	54		Senior Vice President of TreeHouse Foods, Inc. and President of Bay Valley Foods, LLC

(a)	Ms. Sardini and Messrs. O’Brien and Reed comprise a class of directors whose terms expires in 2011.

(b)	Messrs. O’Connell, Ussery and Vermylen comprise a class of directors whose terms expires in 2012.

Directors

Dennis F. O’Brien was elected as a Director on August 6, 2009. Since April 2008 Mr. O’Brien has served as a Partner of Gryphon Investors, Inc., a private equity firm. Prior to joining Gryphon Mr. O’Brien was the Chief Executive Officer of Penta Water Company from April 2007 to April 2008. Mr. O’Brien held a series of executive positions with ConAgra Foods, Inc. including President and Chief Operating Officer, Retail Products from 2004-2006, President and Chief Operating Officer, Grocery Foods from 2002 through 2004, Executive Vice President, Grocery Foods from 2001 to 2002 and President, ConAgra Store Brands from 2000 through 2001. In addition, Mr. O’Brien previously held executive and marketing positions at Armstrong World Industries, Campbell’s Soup Company, Nestle S.A. and Procter & Gamble. Mr. O’Brien holds a Bachelor of Science degree in marketing from the University of Connecticut. Mr. O’Brien is one of the Company’s newest directors and has proven to be a contributor to the Board on many matters. Mr. O’Brien provides insight and perspective on strategic matters, stemming in part from his significant food industry experience.

Frank J. O’Connell was elected as a Director on June 6, 2005. Since June 2004, Mr. O’Connell has served as a senior partner of The Parthenon Group. From November 2000 to June 2002, Mr. O’Connell served as President and Chief Executive Officer of Indian Motorcycle Corporation. From June 2002 to May 2004, Mr. O’Connell served as Chairman of Indian Motorcycle Corporation. Indian Motorcycle Corporation was liquidated under applicable California statutory procedures in January 2005. From 1996 to 2000, Mr. O’Connell served as Chairman, President and Chief Executive Officer of Gibson Greetings, Inc. From 1991 to 1995, Mr. O’Connell served as President and Chief Operating Officer of Skybox International. Mr. O’Connell has previously served as President of Reebok Brands, North America, President of HBO Video and Senior Vice President of Mattel’s Electronics Division. Mr. O’Connell holds a B.A. and an M.B.A. from Cornell University. Mr. O’Connell is the Chairman of the Nominating and Corporate Governance Committee of our Board. As an experienced financial and operational leader with companies in a variety of industries, Mr. O’Connell brings a broad understanding of the strategic priorities of diverse industries.

Sam K. Reed is the Chairman of our Board.  Mr. Reed has served as our Chief Executive Officer since January 27, 2005. Prior to joining us, Mr. Reed was a principal in TreeHouse LLC, an entity unrelated to the Company that was formed to pursue investment opportunities in consumer packaged goods businesses. From March 2001 to April 2002, Mr. Reed served as Vice Chairman of Kellogg Company. From January 1996 to March 2001, Mr. Reed served as the President and Chief Executive Officer, and as a director of Keebler Foods Company. Prior to joining Keebler, Mr. Reed served as Chief Executive Officer of Specialty Foods Corporation’s (unrelated to Dean Foods) Western Bakery Group division from 1994 to 1995. Mr. Reed has also served as President and Chief Executive Officer of Mother’s Cake and Cookie Co. and has held Executive Vice President positions at Wyndham Bakery Products and Murray Bakery Products. In addition to our Board, Mr. Reed has previously served on the Board of Directors of Weight Watchers International, Inc. and Tractor Supply Company. Mr. Reed holds a B.A. from Rice University and an M.B.A. from Stanford University. Mr. Reed has led a transformation of the Company focused on increasing value for customers and shareholders. With Mr. Reed’s broad experience and deep understanding of the Company and the food industry, and as Chief Executive Officer, he is a key director for the Company.

Ann M. Sardini was elected as a Director on May 1, 2008. Since April 2002, Ms. Sardini has served as the Chief Financial Officer of Weight Watchers International, Inc. Ms. Sardini has over 20 years of experience in senior financial management positions in branded media and consumer products companies. She served as Chief Financial Officer of Vitamin Shoppe.com, Inc. from September 1999 to December 2001, and from March 1995 to August 1999 she served as Executive Vice President and Chief Financial Officer for the Children’s Television Workshop. In addition, Ms. Sardini has held finance positions at QVC, Inc., Chris Craft Industries and the National Broadcasting Company. In addition to our Board, Ms. Sardini currently serves on or has previously served on the Board of Directors of Weight Watchers Danone China Co. Ltd. and Venaca Inc. Ms. Sardini holds a B.A. from Boston College and an M.B.A from Simmons College Graduate School of Management. Ms. Sardini is a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee. Ms. Sardini has over 20 years of experience in senior financial management positions in branded media and consumer products companies. She provides independent guidance to the Board on a wide variety of general corporate and strategic matters based on this extensive executive experience and broad business background.

Terdema L. Ussery, II was elected as a Director on June 6, 2005. Since April 1997, Mr. Ussery has served as the President and Chief Executive Officer of the Dallas Mavericks. Since September 2001, Mr. Ussery has also served as Chief Executive Officer of HDNet. From 1993 to 1996, Mr. Ussery served as the President of Nike Sports Management. From 1991 to 1993, Mr. Ussery served as Commissioner of the Continental Basketball Association (the “CBA”). Prior to becoming Commissioner, Mr. Ussery served as Deputy Commissioner and General Counsel of the CBA from 1990 to 1991. From 1987 to 1990, Mr. Ussery was an attorney at Morrison & Foerster LLP. In addition to our Board, Mr. Ussery currently serves on or has previously served on the Board of Directors of The Timberland Company and Entrust, Inc. He also serves on the Advisory Board of Wingate Partners, LP and as Chairman of the Board of Commissioners of the Dallas Housing Authority. Mr. Ussery holds a B.A. from Princeton University, an M.P.A. from Harvard University and a J.D. from the University of California at Berkeley. Mr. Ussery is the Chairman of our Compensation Committee and he is a member of the Audit Committee of our Board. As the President and CEO of the Dallas Mavericks and the CEO of HDNet, Mr. Ussery brings management experience, leadership capabilities, financial knowledge and business acumen to the Board.

David B. Vermylen was elected as a Director on August 6, 2009. Mr. Vermylen is our President and Chief Operating Officer and has served in that position since January 27, 2005. Prior to joining us, Mr. Vermylen was a principal in TreeHouse, LLC. From March 2001 to October 2002, Mr. Vermylen served as President and Chief Executive Officer of Keebler Foods Company, a division of Kellogg Company. Prior to becoming Chief Executive Officer of Keebler, Mr. Vermylen served as the President of Keebler Brands from January 1996 to February 2001. Mr. Vermylen has also served as the Chairman, President and Chief Executive Officer of Brother’s Gourmet Coffee, and Vice President of Marketing and Development and later President and Chief Executive Officer of Mother’s Cake and Cookie Co. His prior experience also includes three years with the Fobes Group and fourteen years with General Foods Corporation where he served in various marketing positions. In addition to our Board, Mr. Vermylen currently serves on or has previously served on the Board of Directors of Aeropostale, Inc. and Birds Eye Foods, Inc. Mr. Vermylen holds a B.A. from Georgetown University and an M.B.A. from New York University. Mr. Vermylen is one of the Company’s newest directors and has proven to be a strong addition to the Board. Mr. Vermylen has a deep understanding of the Company and he brings insight and knowledge from his executive experiences at other companies in the food industry.

Executive Officers

Dennis F. Riordan is our Senior Vice President and Chief Financial Officer and has served in that position since January 3, 2006. Prior to joining us, Mr. Riordan was Senior Vice President and Chief Financial Officer of Océ-USA Holding, Inc., where he was responsible for the company’s financial activities in North America. Mr. Riordan joined Océ-USA, Inc. in 1997 as Vice President and Chief Financial Officer and was elevated to Chief Financial Officer of Océ-USA Holding, Inc. in 1999. In 2004, Mr. Riordan was named Senior Vice President and Chief Financial Officer and assumed the chairmanship of the company’s wholly owned subsidiaries Arkwright, Inc. and Océ Mexico de S.A. Previously, Mr. Riordan held positions with Sunbeam Corporation, Wilson Sporting Goods and Coopers & Lybrand. Mr. Riordan has also served on the Board of Directors of Océ-USA Holdings, Océ North America, Océ Business Services, Inc. and Arkwright, Inc., all of which are wholly owned subsidiaries of Océ NV.

Thomas E. O’Neill is our Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary and has served in those positions since January 27, 2005. Prior to joining us, Mr. O’Neill was a principal in TreeHouse, LLC. From February 2000 to March 2001, he served as Senior Vice President, Secretary and General Counsel of Keebler Foods Company. He previously served at Keebler as Vice President, Secretary and General Counsel from December 1996 to February 2000. Prior to joining Keebler, Mr. O’Neill served as Vice President and Division Counsel for the Worldwide Beverage Division of the Quaker Oats Company from December 1994 to December 1996; Vice President and Division Counsel of the Gatorade Worldwide Division of the Quaker Oats Company from 1991 to 1994; and Corporate Counsel at Quaker Oats from 1985 to 1991. Prior to joining Quaker Oats, Mr. O’Neill was an attorney at Winston & Strawn LLP. Mr. O’Neill holds a B.A. and J.D. from the University of Notre Dame.

Harry J. Walsh is a Senior Vice President of TreeHouse Foods, Inc. and President of Bay Valley Foods, LLC and has served in these positions since July 24, 2008. TreeHouse Foods is the parent company of Bay Valley Foods. From January 2005 through July 2008 Mr. Walsh served in the position of Senior Vice President — Operations of TreeHouse Foods. Prior to joining us, Mr. Walsh was a principal in TreeHouse, LLC. From June 1996 to October 2002, Mr. Walsh served as Senior Vice President of the Specialty Products Division of Keebler Foods Company. Mr. Walsh was President and Chief Operations Officer of Bake-Line Products from March 1999 to February 2001; Vice President-Logistics and Supply Chain Management from April 1997 to February 1999; Vice President-Corporate Planning and Development from January 1997 to April 1997; and Chief Operating Officer of Sunshine Biscuits from June 1996 to December 1996. Prior to joining Keebler, Mr. Walsh served as Vice President of G.F. Industries, Inc. and President and Chief Operating Officer and Chief Financial Officer for Granny Goose Foods, Inc. Prior to entering the food industry, Mr. Walsh was an accountant with Arthur Andersen & Co. Mr. Walsh holds a B.A. from the University of Notre Dame.

Compensation Risk Assessment

Senior human resource executives of the Company have conducted a risk assessment of our employee compensation programs, including our executive compensation programs. The Compensation Committee and its consultant reviewed and discussed the findings of the assessment and concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our Company’s overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In its discussions, the Compensation Committee considered the attributes of our programs, including:

•	The appropriate compensation mix between fixed (base salary) and variable (annual and long-term incentive) pay opportunities;

•	The assessment of fixed, variable, and total direct compensation pay opportunities with market data and market practices for the TreeHouse Executive Officers;

•	The alignment of annual and long-term incentive award objectives to ensure that both types of awards encourage consistent behaviors and sustainable performance results;

•	Performance metrics that are tied to key Company measures of short- and long-term performance;

•	The alignment of the timing of the achievement and realization of income from annual and long-term incentive performance and payouts from these plans;

•	Stretch yet achievable performance targets in the annual and long-term incentive plans; and

•	The mix of long-term incentive vehicles that encourage value creation, retention, and stock price appreciation.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for our Chief Executive Officer, Chief Financial Officer and, in addition, the three most highly compensated executive officers. Collectively we refer to these executives as the TreeHouse Executive Officers (“TEOs”). This section includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide.

Objectives of Our Compensation Program

TreeHouse was formed in 2005 by Dean Foods Company through a spin-off of the Dean Specialty Foods Group and the subsequent issuance of TreeHouse common stock to Dean Foods shareholders. Six months prior to the spin-off, Dean Foods Company recruited Messrs. Reed, Vermylen, O’Neill, Walsh and E. Nichol McCully (our former CFO who retired in April 2006) to lead the Company. These individuals collectively invested $10 million of their own money in Company stock and received a compensation package that Dean Foods Company determined was fair and comparable to other spun-off companies. In connection with the spin-off, on June 28, 2005, Messrs. Reed, Vermylen, O’Neill, Walsh and McCully received restricted stock and restricted stock units which would vest only after performance criteria were achieved (referred to as the Founder Award Grant) as well as pre-approved stock options.

Since the Company’s inception, our overriding goals and objectives for executive compensation programs have been:

•	To attract, motivate and retain superior leadership talent for the Company.

•	To closely link TEO compensation to our performance goals with particular emphasis on rapid growth, operational excellence and acquisitions through attractive bonus opportunities based on aggressive targets.

•	To align our TEOs’ financial interests with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards.

We have worked with Hewitt, our compensation consultant, to review our compensation programs to ensure competitiveness with companies with whom we compete for our management talent. These companies consist of competitors in one or more of our product categories and other similar companies in the private label and general foods industry. Hewitt helped us determine appropriate salary levels, as well as the bonus target percentages and metrics used in the bonus plan. In addition to stock options that reward increase in stock price, we provided restricted stock, restricted stock units, performance units, and a performance-based cash long-term incentive plan to our management team. We granted restricted stock, in conjunction with the spin-off and later to other Senior Vice Presidents, which vests based on exceeding the total shareholder return of companies in our business category. We refer to this group of companies as the “Comparator Group”. We also use this Comparator Group as the benchmark for determining our financial performance. We reward our management team based on how well we perform compared to our Comparator Group. We believe this provides a clear and objective way of ensuring our management team’s compensation and incentives are aligned with shareholder interests.

The following companies are included in our Comparator Group:

American Italian Pasta Co.	Flower Foods, Inc.	Kraft Foods Inc.
Archer Daniels Midland Co.	General Mills, Inc.	Lancaster Colony Corp.
B&G Foods, Inc.	Hain Celestial Group, Inc.	Lance, Inc.
Campbell Soup Co.	H.J. Heinz Company	McCormick & Co. Inc.
ConAgra Foods Inc.	J&J Snack Foods Corp.	Peet’s Coffee and Tea.
Corn Products Int’l	JM Smucker Co.	Ralcorp Holdings Inc.
Del Monte Foods Co.	Kellogg Co.	Sara Lee Corp.
Farmer Bros. Inc.

In addition to the Comparator Group, our compensation consultant provides us with survey information for other companies of similar size to the Company from both general industry and the packaged foods sector. We believe that this additional information broadens our awareness of the practices of companies who compete for management talent with TreeHouse. The Compensation Committee also considers recommendations from the Company’s Chief Executive Officer regarding salary, bonus and long-term incentive awards for senior executives.

Components of Compensation

There are three primary components to our management compensation program: base salary, annual incentive bonus and long-term incentive compensation. We seek to have each of these components at levels that are competitive with comparable companies. Each of these components were evaluated based on assessment of competitive conditions for employment agreements for executives at spun-off companies at the time of our spin-off from Dean Foods. The Company continues to assess the competitive position of each of our components of compensation in relationship to our competitors.

Base Salary:  Our management team has been assembled to lead a growth company that will expand significantly in size and complexity over time. We believe that the base salary component should be in the third quartile of our competitive benchmarks when those benchmarks are size adjusted (through regression analysis) to our current revenue size. By positioning the base salary somewhat above the median for similarly sized businesses we have been able to attract talent that has the ability to grow and lead a much larger business in the near future. For 2009, we increased the salaries for the executive officers and management by 3.5% after evaluating market surveys by Hewitt.

Annual Incentive Bonus:  Our TEOs’ annual incentive bonus opportunity also reflects a third quartile position. The annual incentive bonus for TEOs is based on attaining specific annual performance targets such as the operating net income targets determined by the Board, as adjusted positively or negatively for one-time items, and cash flow targets. For 2009, the amount of the potential bonus was 80% tied to the achievement of an operating net income target of $59.78 million (based on the Company’s budgeted operating net income established by the Compensation Committee), adjusted (as approved by the Compensation Committee) for acquisitions and one-time items. For 2009, 20% of the potential bonus was tied to the achievement of an operating cash flow target of $56.9 million. We do not otherwise use discretion in determining the amount of bonus paid to TEOs. We consider the market expectations of the Comparator Group in setting our budget with targets reflecting performance that exceeds the expected performance of our peer group. Our goal is to provide meaningful yet challenging goals relative to the expected performance of our peer group. In establishing goals, the Committee strives to ensure that the targets are consistent with the strategic goals set by the Board, and that the goals set are sufficiently ambitious so as to provide meaningful results, but with an opportunity to exceed targets if performance exceeds expectations. We believe the annual incentive bonus keeps management focused on attaining strong near term financial performance. The 2009 annual incentive bonus opportunity for the TEOs was awarded as follows:

		Minimum	Target	Maximum

Sam K. Reed	Chief Executive Officer	$0	$861,000	$1,722,000
David B. Vermylen	Chief Operating Officer	$0	$460,000	$920,000
Dennis F. Riordan	Chief Financial Officer	$0	$241,800	$483,600
Thomas E. O’Neill	Chief Administrative Officer	$0	$241,800	$483,600
Harry J. Walsh	Senior Vice President and President of Bay Valley Foods	$0	$241,800	$483,600

TEOs begin to earn amounts under the plan upon achievement of 90% of the operating net income and operating cash flow targets ratably up to the achievement of targeted payment upon the full achievement of 100% of the operating net income and operating cash flow targets. In addition, a TEO can earn 200% of the targeted payment if 110% or more of the targeted operating net income and operating cash flow is achieved. As the table below illustrates, in 2009, after adjusting for one-time items, we attained $73.21 million in operating net income or 122.5% of the operating net income target, $76.21 million of the cash flow or 134.0% of the cash flow target which together resulted in a 200.0% of target payment under the annual incentive plan.

2009 Annual Incentive Plan Results

	2009 Performance

2009 Annual Incentive	Metric	Target	Actual	Percent	Percent
Financial Metrics	Weighting	Performance	Performance	Achievement	Payout

Operating Net Income	80%	$59.78 M	$73.21 M	122.5%	200%
Operating Net Cash Flow	20%	$56.86 M	$76.21 M	134.0%	200%

Long-Term Incentive Compensation:  The long-term incentive compensation program was established to ensure that our senior management team is focused on long-term growth, profitability, and value creation. We believe our key stakeholders, including shareholders and employees, are best served by having our executives focused and rewarded based on the longer-term results of our Company. We accomplish this through five primary programs:

•	Stock Options

•	Restricted Stock

•	Restricted Stock Units

•	Performance Units

•	Cash Long-Term Incentive Plan

Historic Long-Term Incentive Compensation Approach

With the exception of the Founder Award Grants, the Company historically used stock options to align the management team with the interests of our stockholders by ensuring that they have a direct interest in increasing stockholders value. The stock options vest ratably over three years, and the holder must exercise vested options within 10 years of the original grant date. All of our option grants are approved prior to or on the grant date with a strike price equal to the closing price of our common stock on the NYSE on the date of grant.

In 2008 the Compensation Committee worked closely with Hewitt to conduct a full evaluation of our long-term incentive approach for all management employees, including the TEOs. This evaluation included understanding market practice and trends (type, amount, and metrics of long-term incentive programs) at comparable companies and management’s view toward the effectiveness of previous grants in aligning incentives with performance and retention.

After a full review, the Compensation Committee determined that the appropriate long-term incentive vehicle mix for the 2008 annual award was to grant approximately 50% of the long-term incentive value in options, 25% in performance units and 25% in restricted stock. The Committee believed that this mix would best align the incentives of senior management with the stockholders’ interests of motivating long-term performance, creating stockholder value, and retaining key management.

In addition, the Compensation Committee recognized that the Founder Award Grants had not vested and that the Company did not have an effective retention program in place for the TEOs. Consequently, in addition to a normal annual grant, the Committee determined that it was in the stockholders’ best interest to establish in 2008 a restricted stock grant designed to achieve a commitment by the senior executives to remain with the business for the next three years. The Committee, in consultation with Hewitt, designed the 2008 Restricted Stock grant to achieve this retention objective.

2009 Long-Term Incentive Grant

In 2009, the vehicle mix of the long-term incentive grant was influenced by market practice and a desire to reduce share usage. The vehicles for the grants varied by level in the organization:

•	For TEOs and TreeHouse Senior Vice Presidents, we utilized two long-term incentive vehicles to deliver the appropriate value: Restricted Stock Units and a performance-based cash long-term incentive plan (Cash LTIP). The Restricted Stock Units vest ratably over a three year period on the anniversary of the grant date. The performance periods of the Cash LTIP are July 1, 2009 through December 31, 2009, calendar year 2010, calendar year 2011, and the cumulative period July 1, 2009 through December 31, 2011. The Cash LTIP pays out on the third anniversary of the date of grant and is based on achieving operating net income results in each of the performance periods. For the performance period July 1, 2009 through December 31, 2009, the operating net income target was $30.5 million. The operating net income targets for calendar years 2010, 2011 and the cumulative performance period are 110% of calendar year 2009 operating net income budget, 110% of the calendar year 2010 target, and the sum of the three target amounts, respectively. There is no payout below 80% achievement, and payout is up to 200% of target if achievement meets or exceeds 120% of the operating net income target. For the performance period July 1, 2009 through December 31, 2009, the Company’s operating net income was $44.0 million, or approximately 144% greater than the target of $30.5 million, resulting in 200% of the first tranche of the award being earned and included in the 2009 Summary Compensation Table.

•	For other TreeHouse and Bay Valley Foods senior leaders, we delivered the long-term incentive value using two vehicles: Restricted Stock Units and Performance Units. The Restricted Stock Units vest ratably over a three year period on the anniversary of the grant date. The performance periods of the Performance Units are July 1, 2009 through December 31 2009, calendar year 2010, calendar year 2011, and the cumulative period July 1, 2009 through December 31, 2011. The Performance Units will be converted to stock or cash at the discretion of the Compensation Committee on the third anniversary of the date of grant. The Company expects the Performance Units to be settled in stock and has the shares available to do so. The Performance Units are earned based on achieving operating net income goals in each of the performance periods. For the performance period July 1, 2009 through December 31, 2009, the operating net income target was $30.5 million. The operating net income targets for calendar years 2010, 2011 and the cumulative performance period are 110% of calendar year 2009 operating net income budget, 110% of the calendar year 2010 target, and the sum of the three target amounts, respectively. The number of units that will be earned is based on the level of achievement relative to the targets. There is no payout below 80% achievement, and payout is up to 200% of target if achievement meets or exceeds 120% of the operating net income target.

•	For all other eligible participants, the long-term incentive value was delivered through the granting of restricted stock units that vest ratably over a three year period on the anniversary of the grant date.

General Compensation Matters

All matters of our executive compensation programs are reviewed and approved by the Compensation Committee of the Board. This includes approving both the amounts of compensation and the timing of all grants. The Compensation Committee is given full access to its compensation experts, and has elected to use Meridian to provide consulting services with respect to the Company’s executive compensation practices including salary, bonus, perquisites, equity incentive awards, deferred compensation and other matters. The Compensation Committee regularly meets with Meridian representatives without the presence of Company management.

More details regarding the employment agreements of our management investors are summarized below.

Executive Perquisites:  We annually review the Company’s practices for executive perquisites with the assistance of our compensation consultant. We believe that the market trend is moving toward a cash allowance in lieu of various specific executive benefits such as automobile plans, financial planning consulting or club fees. We have granted an annual allowance of $25,000 to Mr. Reed, $15,000 to Mr. Vermylen and $10,000 to Messrs. O’Neill, Walsh and Riordan to cover these types of benefits. This approach reduces the administrative burden of such programs and satisfies the desire to target market practices. These allowances are not included as eligible compensation for bonus or other purposes and do not represent a significant portion of the executive’s total compensation. Our Board has also adopted policies regarding the personal use of the Company owned aircraft by our TEOs. Generally, personal use is permitted, subject to availability. Personal use of the Company aircraft is principally that of our Chief Executive Officer. Personal use by other TEOs is infrequent. We calculate compensation for personal use based on the incremental costs of operating the aircraft. The largest single component of this cost is fuel. The 2009 Summary Compensation Table beginning on page 22 of this Proxy Statement contains itemized disclosure of all perquisites to our TEOs, regardless of amount.

Deferred Compensation Plan:  Our Deferred Compensation Plan allows certain employees, including the TEOs, to defer receipt of salary and/or bonus payments. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the participants in the plan. We do not “match” amounts that are deferred by employees in the Deferred Compensation Plan except to the extent that employees in the plan have their match in the 401(k) plan limited as a result of participating in the Deferred Compensation Plan. In those cases, the lost match would be credited to the Deferred Compensation Plan. Distributions are paid either upon termination of employment or at a specified date (at least two years after the original deferral) in the future, as elected by the employee. The employee may elect to receive payments in either a lump sum or a series of installments. Participants may defer up to 100% of eligible salary and bonus payments. The Deferred Compensation Plan is not funded by us, and participants have an unsecured contractual commitment from us to pay the amounts when due. When such payments are due to employees, the cash will be distributed from our general assets.

We provide deferred compensation to permit our employees to save for retirement on a tax-deferred basis. The Deferred Compensation Plan permits them to do this while also receiving investment returns on deferred amounts, as described above. We believe this is important as a retention and recruitment tool as many if not all of the companies with which we compete for executive talent provide a similar plan for their senior employees.

Employment Agreements:  We have entered into employment agreements with Messrs. Reed, Vermylen, O’Neill, Walsh and Riordan. These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Good Reason,” as these terms are defined in the employment agreements. The agreements also provide for benefits upon a qualifying event or circumstance after there has been a “Change-in-Control” (as defined in the agreements) of the Company. Additional information regarding the employment agreements, including a definition of key terms and a quantification of benefits that would have been received by our TEOs had termination occurred on December 31, 2009, is found under the heading “Potential Payments upon Termination or Change-in-Control” beginning on page 28 of this Proxy Statement.

We believe these severance programs are an important part of overall arrangements for our TEOs. We also believe these agreements will help to secure the continued employment and dedication of our TEOs prior to or following a change in control, without concern for their own continued employment. We also believe it is in the best interest of our stockholders to have a plan in place that will allow management to pursue all alternatives for the

Company without undue concern for their own financial security. We also believe these agreements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees. We have received consulting services from Hewitt with regard to market practices in an evaluation of severance programs.

In 2008, we amended the agreements with Messrs. Reed, Vermylen, O’Neill and Walsh to delay payments for six months in certain circumstances to conform to recently adopted deferred compensation rules contained in Internal Revenue Code Section 409A.

401(k) Savings Plan: Under our TreeHouse Foods Savings Plan (the “Savings Plan”), a tax-qualified retirement savings plan, employees, including our TEOs, may contribute up to 20 percent of regular earnings on a before-tax basis into their Savings Plan accounts (subject to IRS limits). Total contributions may not exceed 20 percent of regular earnings. In addition, under the Savings Plan, we match an amount equal to one dollar for each dollar contributed by participating employees on the first two percent of their regular earnings and fifty cents for each additional dollar contributed on the next four percent of their regular earnings. Amounts held in Savings Plan accounts may not be withdrawn prior to the employee’s termination of employment, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions as directed by the IRS.

In 2009, the Savings Plan limited the “annual additions” that could be made to an employee’s account to $49,000 per year. “Annual additions” include our matching contributions and before-tax contributions made by the employee under Section 401(k) of the Internal Revenue Code.

Of those annual additions, the 2009 maximum before-tax contribution was $16,500 per year. In addition, no more than $245,000 of annual compensation in 2009 may be taken into account in computing benefits under the Savings Plan.

Participants age 50 and over may also contribute, on a before-tax basis, and without regard to the $49,000 limitation on annual additions or the $16,500 general limitation on before-tax contributions, catch-up contributions of up to $5,500 per year.

Tax Treatment of Executive Compensation:  Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million for the Chief Executive Officer of the Company and each of the three next most highly compensated executive officers (other than the Chief Financial Officer). Many of our key incentive programs are linked to the financial performance of the Company, and therefore, we believe that we will preserve the deductibility of these executive compensation payments. However, deductibility of executive compensation is only one important factor considered by the Compensation Committee when determining compensation and the Committee retains the flexibility to award compensation that may exceed the limitation on deductibility under Section 162(m) when it believes it is in the Company’s and stockholders’ best interests.

EXECUTIVE COMPENSATION

The following table sets forth annual and long-term compensation for the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated officers during 2009, as well as certain other compensation information for TEOs during the years indicated.

2009 Summary Compensation Table

			Non-Equity
			Incentive Plan	Other	Stock	Option	All Other
		Salary	Compensation	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(a)	($)	($)(b)	($)(c)	($)(d)	($)

Sam K. Reed	2009	856,167	2,613,500	0	522,425	0	123,932	4,116,024
Chief Executive Officer	2008	827,250	1,045,306	0	5,557,860	928,732	123,309	8,482,457
	2007	798,958	485,314	0	0	0	36,475	1,320,747

David B. Vermylen	2009	571,667	1,335,000	0	243,419	0	36,963	2,187,049
President and Chief Operating Officer	2008	551,833	557,832	0	4,162,380	417,444	40,791	5,730,280
	2007	532,917	258,995	0	0	0	25,710	817,622

Dennis F. Riordan	2009	400,583	776,100	0	172,244	0	19,800	1,368,727
Senior Vice President and Chief Financial	2008	384,167	292,862	0	707,364	206,295	20,504	1,611,192
Officer	2007	360,417	131,370	0	242,400	430,965	20,197	1,185,349

Thomas E. O’Neill	2009	400,583	776,100	0	172,244	0	19,800	1,368,727
Senior Vice President, General Counsel and	2008	386,250	292,862	0	2,911,260	292,049	20,516	3,902,937
Chief Administrative Officer	2007	372,875	135,900	0	0	0	20,197	528,972

Harry J. Walsh	2009	400,583	776,100	0	172,244	0	19,800	1,368,727
Senior Vice President of Operations	2008	386,250	292,862	0	2,911,260	292,049	20,516	3,902,937
	2007	372,875	135,900	0	0	0	20,197	528,972

a)	The amounts shown in this column include payments made under our Annual Incentive Plan (AIP) of $1,722,000 for Mr. Reed, $920,000 for Mr. Vermylen and $483,600 for each of Messrs. Riordan, O’Neill, and Walsh. In addition, the 2009 portion earned but not yet paid from the 2009-2011 cash long-term incentive plan was also included in the following amounts: $891,500 for Mr. Reed, $415,000 for Mr. Vermylen, and $292,500 for each of Messrs. Riordan, O’Neill, and Walsh.

b)	The awards shown in this column include restricted stock, restricted stock unit, and performance unit grants under the Equity and Incentive Plan in 2007, 2008, and 2009. The amounts listed above are based on the grant date fair market value of the awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

c)	The awards shown in this column include stock options granted in 2007 and 2008 based on the grant date fair market value of the awards computed in accordance with FASB ASC Topic 718. No stock options were granted in 2009.

d)	The amounts shown in this column include matching contributions under the Company’s 401(k) plan, cash payments in lieu of perquisites and personal use of the Company’s corporate aircraft.

DETAILS BEHIND ALL OTHER COMPENSATION COLUMNS

	Registrant	Cash Payment in
	Defined Contribution	Lieu of Perquisites	Aircraft Usage	Total
Name	$	$	$	$

Sam K. Reed	9,800	25,000	89,132	123,932
David B. Vermylen	9,800	15,000	12,163	36,963
Dennis F. Riordan	9,800	10,000	0	19,800
Thomas E. O’Neill	9,800	10,000	0	19,800
Harry J. Walsh	9,800	10,000	0	19,800

2009 Grants of Plan Based Award

The following table sets forth annual and long-term compensation for the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated officers during 2009, as well as certain other compensation information for TEOs during the years indicated.

2009 GRANTS OF PLAN BASED AWARDS

			Estimated
			Future	Estimated	Estimated
			Payouts	Future	Future
			Under	Payouts	Payouts	All Other
			Non-Equity	Under Non-	Under	Stock
			Incentive	Equity	Non-Equity	Awards:	Grant Date
			Plan	Incentive Plan	Incentive Plan	Number of	Fair Value of
			Awards:	Awards:	Awards:	Shares of Stock or	Stock
		Grant	Threshold	Target	Maximum	Units	Awards
Name		Date	$(a)	$(a)	$(a)	#(b)	$

Sam K. Reed	AIP	1/1/2009	0	861,000	1,722,000
	Cash LTIP	6/29/2009	0	1,337,250	2,674,500
	RSU awards	6/29/2009				18,350	522,425
David B. Vermylen	AIP	1/1/2009	0	460,000	920,000
	Cash LTIP	6/29/2009	0	622,500	1,245,000
	RSU awards	6/29/2009				8,550	243,419
Dennis F. Riordan	AIP	1/1/2009	0	241,800	483,600
	Cash LTIP	6/29/2009	0	438,750	877,500
	RSU awards	6/29/2009				6,050	172,244
Thomas E. O’Neill	AIP	1/1/2009	0	241,800	483,600
	Cash LTIP	6/29/2009	0	438,750	877,500
	RSU awards	6/29/2009				6,050	172,244
Harry J. Walsh	AIP	1/1/2009	0	241,800	483,600
	Cash LTIP	6/29/2009	0	438,750	877,500
	RSU awards	6/29/2009				6,050	172,244

(a)	Consists of awards under our Annual Incentive Plan (AIP) and Cash LTIP plans. For the AIP, 200% of the target amount was earned by each TEO and is reported as Non-Equity Incentive Plan Compensation in the 2009 Summary Compensation Table. The Cash LTIP was awarded June 29, 2009 for the performance period July 1, 2009 to December 31, 2011. For the interim performance period of July 1, 2009 to December 31, 2009, the performance measure results earned 200% of target; accordingly each TEO earned 200% of the first tranche of the Award. This amount is reported in the Non-equity incentive plan in the 2009 Summary Compensation Table.

(b)	Consists of Restricted Stock Units granted under the Equity and Incentive Plan that vest ratably over three years on the anniversary of the grant date.

Employment Agreements

On January 27, 2005, the Company entered into employment agreements with Messrs. Reed, Vermylen, O’Neill and Walsh. These individuals are referred to as the “management investors.” The terms of these employment agreements are substantially similar, other than the individual’s title, salary, bonus, option, restricted stock and restricted stock unit entitlements. The employment agreements provided for a three-year term that ended on June 28, 2008. The employment agreements also provide for one-year automatic extensions absent written notice from either party of its intention not to extend the agreement.

Under the employment agreements, each management investor is entitled to a base salary at a specified annual rate, plus an incentive bonus based upon the achievement of certain performance objectives to be determined by the Board. The employment agreements also provided that each management investor received restricted shares and restricted stock units of our common stock and options to purchase additional shares of our common stock, subject to certain conditions and restrictions on transferability. These grants were intended to cover a three year period, from 2005 through the end of 2007. In 2008, the management investors began to participate in the Company’s long-term incentive grants as summarized in the tables above.

Each management investor is also entitled to participate in any benefit plan we maintain for our senior executive officers, including any life, medical, accident, or disability insurance plan; and any pension, profit sharing, retirement, deferred compensation or savings plan for our senior executive officers. We also will pay the reasonable expenses incurred by each management investor in the performance of his duties to us and indemnify the management investor against any loss or liability suffered in connection with such performance.

We are entitled to terminate each employment agreement with or without cause (as defined in the employment agreements). Each management investor is entitled to terminate his employment agreement for good reason, which includes a reduction in base salary or a material alteration in duties and responsibilities or for certain other specified reasons, including the death, disability or retirement of the management investor. If an employment agreement is terminated without cause by us or with good reason by a management investor, the management investor will be entitled to a severance payment equal to two times (or three times, in the case of Mr. Reed) the sum of the annual base salary payable, continuation of all health and welfare benefits for two years (three years in the case of Mr. Reed) and the target bonus amount owed to the management investor immediately prior to the end of the employment period plus any incentive bonus the management investor would have been entitled to receive for the calendar year had he remained employed by the Company. If an employment agreement is terminated under the same circumstances and within 24 months after a change of control of the Company, the management investor will be entitled to a severance payment equal to three times the annual base salary and target bonus amount payable to the management investor immediately prior to the end of the employment period, plus any incentive bonus the management investor would have been entitled to receive for the calendar year had he remained employed by us.

In 2008, we amended the agreements with the management investors to delay payments for six months in certain circumstances to conform to recently adopted deferred compensation rules contained in Internal Revenue Code Section 409A.

On November 7, 2008 the Company entered into an employment agreement with Mr. Riordan. The terms and conditions of Mr. Riordan’s employment agreement are similar in nearly all material respects to the management investor agreements with regard to salary, bonus, benefits plans and severance. The exceptions are that there is no payment of excise taxes in the case of severance and he did not receive a three year equity grant that was provided to the management investors in 2005. Mr. Riordan has been receiving long-term incentive grants, which are summarized in the tables above and described below, since he joined the Company on January 3, 2006.

Awards

The grant for each TEO is listed in the 2009 Grants of Plan Based Awards Table on page 23 above. The significant features of the 2009 equity incentives are as follows:

2009 Restricted Stock Unit Features

The TEOs and other managers of the Company received an annual restricted stock unit grant on June 29, 2009, that vests ratably over a three year period on the anniversary of the grant date.

2009 Cash Long-Term Incentive Plan (Cash LTIP)

The Cash LTIP pays out based on achieving operating net income results. The performance periods of the Cash LTIP are July 1, 2009 through December 31, 2009, calendar year 2010, calendar year 2011, and the cumulative period July 1, 2009 through December 31, 2011. The Cash LTIP pays out on the third anniversary of the date of grant and is based on achieving operating net income results in each of the performance periods. For the performance period July 1, 2009 through December 31, 2009, the operating net income target was $30.5 million. The operating net income targets for calendar years 2010, 2011 and the cumulative performance period are 110% of calendar year 2009 operating net income budget, 110% of the calendar year 2010 target, and the sum of the three target amounts, respectively. There is no payout below 80% achievement, and payout is up to 200% of target if achievement meets or exceeds 120% of the operating net income target.

Total Direct Compensation (“TDC”) Pay Mix and Pay-for-Performance

We believe our key stakeholders, including stockholders and employees, are best served by having our executives focused and rewarded based on the long-term results of the Company. In addition, it is important that a significant portion of TEO pay be tied to incentive compensation to reinforce our pay-for-performance compensation philosophy.

In 2009, at target, TEOs received approximately 50% of their TDC opportunity through the long-term incentive award. In addition, TEOs received approximately 20-25% of their TDC opportunity in the form of the annual incentive award. In total, over two-thirds of TEOs’ total direct compensation opportunity is delivered in incentive compensation, which supports our pay-for-performance compensation philosophy.

Total Direct Compensation Pay Mix of TEOs in 2009

			% Long-Term
Executives	% Base Salary	% Annual Incentive	Incentive

Sam K. Reed	24%	24%	52%
David B. Vermylen	30%	24%	45%
Thomas E. O’Neill	32%	19%	48%
Dennis F. Riordan	32%	19%	48%
Harry J. Walsh	32%	19%	48%

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards				Stock Awards
								Equity Incentive
		Number of	Number of			Number	Market	Plan Awards:		Equity Incentive
		Securities	Securities			of Shares	Value of	Number of		Plan Awards:
		Underlying	Underlying			or Units	Shares or	Unearned		Market Value of
		Unexercised	Unexercised			of Stock	Units of	Shares, Units, or		Unearned Shares,
		Options	Options	Option	Option	That	Stock that	Other Rights		Units, or Other
		Exercisable	Unexercisable	Exercise	Expiration	Have Not	Have Not	That Have Not		Rights That Have
Name	Grant Date	(#)	(#)(a)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)		Not Vested ($)

Sam K. Reed	6/28/2005	410,377	0	29.65	6/28/2015
	6/28/2005							208,211	(b)	8,091,079
	6/27/2008	38,267	76,533	24.06	6/27/2018
	6/27/2008							17,000	(c)	660,620
	6/27/2008							120,000	(c)	4,663,200
	6/27/2008							25,500	(d)	990,930
	6/29/2009					18,350 (e)	713,081
David B. Vermylen	6/28/2005	273,585	0	29.65	6/28/2015
	6/28/2005							138,808	(b)	5,394,079
	6/27/2008	17,200	34,400	24.06	6/27/2018
	6/27/2008							7,666	(c)	297,901
	6/27/2008							100,000	(c)	3,886,000
	6/27/2008							11,500	(d)	446,890
	6/29/2009					8,550 (e)	332,253
Dennis F. Riordan	1/3/2006	100,000	0	18.60	1/3/2016
	1/30/2007							12,000	(b)	466,320
	6/27/2007	31,400	15,700	26.48	6/27/2017
	6/27/2008							3,800	(c)	147,668
	6/27/2008							12,000	(c)	466,320
	6/27/2008							5,700	(d)	221,502
	6/27/2008	8,500	17,000	24.06	6/27/2018
	6/29/2009					6,050 (e)	235,103
Thomas E. O’Neill	6/28/2005	186,534	0	29.65	6/28/2015
	6/28/2005							94,641	(b)	3,677,749
	6/27/2008	12,034	24,066	24.06	6/27/2018
	6/27/2008							5,333	(c)	207,240
	6/27/2008							70,000	(c)	2,720,200
	6/27/2008							8,000	(d)	310,880
	6/29/2009					6,050 (e)	235,103
Harry J. Walsh	6/28/2005	186,534	0	29.65	6/28/2015
	6/28/2005							94,641	(b)	3,677,749
	6/27/2008	12,034	24,066	24.06	6/27/2018
	6/27/2008							5,333	(c)	207,240
	6/27/2008							70,000	(c)	2,720,200
	6/27/2008							8,000	(d)	310,880
	6/29/2009					6,050 (e)	235,103

(a)	The unvested option award for each TEO with an option exercise price of $24.06, will vest in one-third increments beginning on the anniversary date of the grant, which was June 27, 2008. The unvested option award with an option price of $26.48 will vest in one-third increments beginning on the anniversary date of the grant date, which was June 27, 2007.

(b)	For this restricted stock award to vest, the Company must exceed the median shareholder return of the Comparator Group as measured each year on January 31 with the final measurement date being January 31, 2010. This restricted stock vests ratably over three years if the targeted return is achieved and has a 5-year term. As of December 31, 2009 no shares have vested. The shares remain outstanding until June 28, 2010.

(c)	Restricted stock granted on June 27, 2008 that vests annually on the grant date over a three-year period, subject to the Company having operating net income greater than $0.

(d)	Performance units granted on June 27, 2008 that vest on June 27, 2011 based on achievement of targeted operating net income of $30.9 million for the six month period from July 1, 2008 through December 31, 2008, $53.8 million for fiscal year 2009, $58.1 million for fiscal year 2010, and $142.9 million cumulatively over the entire performance period. The number of units is subject to adjustment based upon achievement of targets, with no payout below 80% and payout up to 200%, if achievement meets or exceeds 120% of these targets.

(e)	Restricted stock units granted on June 29, 2009 that vest annually on grant date over a three-year period.

2009 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares		Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting		on Vesting
Name	(#)	($)	(#)		($)

Sam K. Reed	0	0	68,500 (a	)	1,992,665
	0	0	214,257 (b	)	6,847,654
David B. Vermylen	0	0	53,834 (a	)	1,566,031
	0	0	142,838 (b	)	4,565,102
Dennis F. Riordan	0	0	7,900 (a	)	229,811
Thomas E. O’Neill	0	0	37,667 (a	)	1,095,733
	0	0	97,390 (b	)	3,112,584
Harry J. Walsh	0	0	37,667 (a	)	1,095,733
	0	0	97,390 (b	)	3,112,584

(a)	These awards are the first of three tranches of restricted stock awards that vested from the 2008 grants.

(b)	These stock awards are restricted stock units that vested on July 29, 2009 and have been deferred until June 27, 2010. The entire value reported has been deferred and is included in the 2009 Non-Qualified Deferred Compensation Table below.

2009 NON-QUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)(a)	($)	($)(b)	($)	($)

Sam K. Reed	7,108,981	0	1,804,055	0	9,490,889
David B. Vermylen	4,565,102	0	1,303,917	0	7,103,599
Dennis F. Riordan	0	0	0	0	0
Thomas E. O’Neill	3,112,584	0	671,991	0	3,784,575
Harry J. Walsh	3,112,584	0	671,991	0	3,784,575

(a)	Amounts in this column include (i) amounts that are included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column in the 2009 Summary Compensation Table ($261,327 for Mr. Reed) and (ii) the restricted stock units vested but deferred which are included in the 2009 Option Exercises And Stock Vested Table.

(b)	Amounts in this column are not included in the 2009 Summary Compensation Table of this Proxy Statement.

The 2009 Non-qualified Deferred Compensation Table presents amounts deferred under our Deferred Compensation Plan and the deferral of certain vested restricted stock units by Sam K. Reed, David B. Vermylen, Thomas E. O’Neill and Harry J. Walsh. Participants may defer up to 100% of their base salary and annual incentive plan payments under the Deferred Compensation Plan. Deferred Amounts are credited with earnings or losses based on the return of mutual funds selected by the executive, which the executive may change at any time. We do not make contributions to participants’ accounts under the Deferred Compensation Plan, except to the extent that employees in the plan have their match in the 401(k) plan limited as a result of participating in the Deferred Compensation Plan. Distributions are made in either a lump sum or an annuity as chosen by the executive at the time of the deferral. During 2009, certain restricted stock units for the TEOs (except for Mr. Riordan) previously identified vested, and each of these TEOs elected to defer receipt of these awards until June 27, 2010. As these awards were deferred, they have been included in the table above.

The earnings on Mr. Reed’s Deferred Compensation Plan account were measured by reference to a portfolio of publicly available mutual funds chosen by Mr. Reed in advance and administered by an outside third party. Earnings shown above for Mr. Reed also include earnings on restricted stock units that were deferred, which generated an annual gain of 23.47% in 2009; excluding the impact of the vested and deferred restricted stock units, Mr. Reed’s 2009 annual gain was approximately 38.81%. The earnings on Mr. Vermylen’s Deferred Compensation Plan account were measured by reference to a portfolio of publicly available mutual funds chosen by Mr. Vermylen in advance and administered by an outside third party. Earnings shown above for Mr. Vermylen also include earnings on vesting of restricted stock units that were deferred, which generated an annual gain of 22.48% in 2009; excluding the impact of the vested and deferred restricted stock units, Mr. Vermylen’s 2009 annual gain was approximately 25.78%. Earnings shown above for Messrs. O’Neill and Walsh are earnings on restricted stock units that were deferred. Messrs. O’Neill, Riordan and Walsh do not participate in the Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As noted on page 23 of this Proxy Statement, we have entered into employment agreements with our TEOs. The employment agreements provide for payments of certain benefits, as described below, upon the termination of a TEO. The TEOs rights upon termination of his employment depend upon the circumstance of the termination. Central to an understanding of the rights of each TEO under the employment agreements is an understanding of the definitions of “Cause” and “Good Reason” that are used in the employment agreements. For purposes of the employment agreements:

•	We have Cause to terminate the TEO if the TEO has engaged in any of a list of specified activities, including refusing to perform duties consistent with the scope and nature of his position, committing an act materially detrimental to the financial condition and/or goodwill of us or our subsidiaries, commission of a felony or other actions specified in the definition.

•	The TEO is said to have Good Reason to terminate his employment and thereby gain access to the benefits described below if we assign the TEO duties that are materially inconsistent with his position, reduce his compensation, call for relocation, or take certain other actions specified in the definition.

The employment agreements require, as a precondition to the receipt of these payments, that the TEO sign a standard form of release in which the TEO waives all claims that the TEO might have against us and certain associated individuals and entities. They also include non-compete and non-solicit provisions that would apply for a period of one year following the TEO’s termination of employment and non-disparagement and confidentiality provisions that would apply for an unlimited period of time following the TEO’s termination of employment.

The employment agreement for each TEO specifies the payment to each individual in each of the following situations:

•	Involuntary termination without cause or resignation with good reason

•	Retirement

•	Death or Disability

•	Termination without cause or with good reason after Change in Control

In the event of an involuntary termination of the employee without cause, or resignation by the employee for good reason, the TEO will receive two times the employee’s base salary and target bonus (three times in the case of Mr. Reed), and continuation of all health and welfare benefits for two years (three years in the case of Mr. Reed). In addition, any unvested options issued in connection with their employment agreement, shall become vested and exercisable and any restricted stock and restricted stock units outstanding and issued in connection with their employment agreement, shall continue to vest on the same terms that would have applied if the TEO’s termination had not occurred.

Hewitt has reviewed the existing change-in-control severance provisions of our TEOs relative to the current practices of our Comparator Group and has found our practices to be within the norms of the group.

In the event of an involuntary termination of the employee without cause, or resignation by the employee for good reason within a 24 month period immediately following a change in control of the Company, the TEO will receive three times the amount of his base salary and target bonus, and continuation of all health and welfare benefits for three years. In addition, all unvested options shall become vested and exercisable and any restricted stock, and restricted stock units outstanding shall fully vest. The TEOs, with the exception of Mr. Riordan, are eligible to receive a “gross-up” payment from the Company to the extent they incur excise taxes under section 4999 of the Internal Revenue Code.

In the event of death, disability or retirement, the TEO will receive no additional payment but all unvested options shall become vested and exercisable and any restricted stock, and restricted stock units outstanding shall continue to vest on the same terms that would have applied if the TEO’s death, disability or retirement had not occurred. In the event of disability, TEOs receive continuation of health and welfare benefits for three years.

In 2009, the Company issued equity awards to our TEOs that are only subject to the terms and conditions of the Equity and Incentive Plan, and include stock options, restricted stock and performance units. In the event of a change in control, unvested stock options will become fully vested, the restrictions on the restricted stock will lapse, and the restrictions on the greater of the units awarded or accrued will lapse in full. In the event of death, disability, or retirement, unvested options will become fully vested, and a pro rata portion of the restricted stock that would be eligible for lapse of restrictions on the next anniversary date of the grant will lapse. No performance units will vest upon death, disability or retirement. Unvested stock options, restricted stock and performance units will be forfeited for any other reason of termination.

The tables below illustrate the payouts to each TEO under each of the various separation situations. The tables assume that the terminations took place on December 31, 2009.

Name of Participant: Sam K. Reed

				Involuntary
				Termination
				without
	Involuntary			Cause or
	Termination			Resignation
	without			for Good
	Cause or			Reason	Change in
	Resignation			Following	Control
	for Good	Retirement		Change in	Without
	Reason(1)	or Death	Disability	Control	Termination
	($)	($)	($)	($)	($)

Severance	5,166,000	0	0	5,166,000	0
Interest on Severance	17,823	0	0	17,823	0
Pro-rated Annual Incentives	0	0	0	861,000	0
Stock Options	1,132,694	1,132,694	1,132,694	1,132,694	1,132,694
Restricted Stock, Restricted Stock Units and Performance Units	0	16,645,487	16,645,487	16,645,487	16,645,487
Welfare Benefits	35,012	0	35,012	35,012	0
Excise Tax & Gross-Up	0	0	0	10,531,412	7,936,188

Aggregate Payments	6,351,529	17,778,181	17,813,193	34,389,428	25,714,369

(1)	Assumes Mr. Reed is acting as CEO at the time of involuntary or Good Reason Termination. If Mr. Reed were not acting in the capacity of CEO, termination would result in the full vesting of stock options, basic restricted shares and supplemental restricted shares.

Name of Participant: David B. Vermylen

				Involuntary
				Termination
				without
	Involuntary			Cause or
	Termination			Resignation
	Without			for Good
	Cause or			Reason	Change in
	Resignation			Following	Control
	for Good	Retirement		Change in	Without
	Reason	or Death	Disability	Control	Termination
	($)	($)	($)	($)	($)

Severance	2,070,000	0	0	3,105,000	0
Interest on Severance	10,712	0	0	10,712	0
Pro-rated Annual Incentives	0	0	0	460,000	0
Stock Options	509,120	509,120	509,120	509,120	509,120
Restricted Stock, Restricted Stock Units and Performance Units	0	11,975,530	11,975,530	11,975,530	11,975,530
Welfare Benefits	23,868	0	35,802	35,802	0
Excise Tax & Gross-Up	0	0	0	7,312,251	5,751,774

Aggregate Payments	2,613,700	12,484,650	12,520,452	23,408,415	18,236,424

Name of Participant: Dennis F. Riordan

				Involuntary
				Termination
	Involuntary			without Cause
	Termination			or Resignation
	Without			for Good
	Cause or			Reason	Change in
	Resignation			Following	Control
	for Good	Retirement		Change in	Without
	Reason	or Death	Disability	Control	Termination
	($)	($)	($)	($)	($)

Severance	1,289,600	0	0	1,934,400	0
Interest on Severance	6,674	0	0	6,674	0
Pro-rated Annual Incentives	0	0	0	241,800	0
Stock Options	0	445,966	445,966	445,966	445,966
Restricted Stock, Restricted Stock Units and Performance Units	0	1,473,949	1,473,949	1,473,949	1,473,949
Welfare Benefits	25,056	0	37,585	37,585	0
Excise Tax & Gross-Up	0	0	0	0	0

Aggregate Payments	1,321,330	1,919,915	1,957,500	4,140,374	1,919,915

Name of Participant: Thomas E. O’Neill

				Involuntary
				Termination
				without
	Involuntary			Cause or
	Termination			Resignation
	Without			for Good
	Cause or			Reason	Change in
	Resignation			Following	Control
	for Good	Retirement		Change in	Without
	Reason	or Death	Disability	Control	Termination
	($)	($)	($)	($)	($)

Severance	1,289,600	0	0	1,934,400	0
Interest on Severance	6,674	0	0	6,674	0
Pro-rated Annual Incentives	0	0	0	241,800	0
Stock Options	356,186	356,186	356,186	356,186	356,186
Restricted Stock, Restricted Stock Units and Performance Units	0	8,280,088	8,280,088	8,280,088	8,280,088
Welfare Benefits	25,056	0	37,585	37,585	0
Excise Tax & Gross-Up	0	0	0	4,852,628	3,870,974

Aggregate Payments	1,677,516	8,636,274	8,673,859	15,709,361	12,507,248

Name of Participant: Harry J. Walsh

				Involuntary
				Termination
				without
	Involuntary			Cause or
	Termination			Resignation
	Without			for Good
	Cause or			Reason	Change in
	Resignation			Following	Control
	for Good	Retirement		Change in	Without
	Reason	or Death	Disability	Control	Termination
	($)	($)	($)	($)	($)

Severance	1,289,600	0	0	1,934,400	0
Interest on Severance	6,674	0	0	6,674	0
Pro-rated Annual Incentives	0	0	0	241,800	0
Stock Options	356,186	356,186	356,186	356,186	356,186
Restricted Stock, Restricted Stock Units and Performance Units	0	8,280,088	8,280,088	8,280,088	8,280,088
Welfare Benefits	23,852	0	35,778	35,778	0
Excise Tax & Gross-Up	0	0	0	4,851,998	3,871,239

Aggregate Payments	1,676,312	8,636,274	8,672,052	15,706,924	12,507,513

2009 DIRECTOR COMPENSATION

Directors who are employees of the Company receive no additional fee for service as a director. Non-employee directors receive a combination of cash payments and equity-based compensation as shown in the table and narrative below.

	Fees Earned	Restricted
	or Paid	Stock
	in Cash	Units	Total
Name	($)(a)	($)(b)	($)

George V. Bayly	61,500	111,033	172,533
Diana S. Ferguson	76,500	111,033	187,533
Dennis F. O’Brien	35,168	112,595	147,763
Frank J. O’Connell	70,250	111,033	181,283
Ann M. Sardini	79,750	111,033	190,783
Gary D. Smith	73,250	111,033	184,283
Terdema L. Ussery, II	77,750	111,033	188,783

(a)	Consists of the amounts described below under “Cash Compensation.” With respect to Mr. Smith, includes $5,000 paid for service as Lead Independent Director. With respect to Ms. Sardini, includes $10,000 paid for service as Chairman of the Audit Committee. With respect to Mr. O’Connell, includes $5,000 paid for service as Chairman of the Nominating and Corporate Governance Committee. With respect to Mr. Ussery, includes $5,000 paid for service as Chairman of the Compensation Committee.

(b)	In 2009, each director was granted 3,900 restricted stock units with a grant date fair value of $28.47 per unit (except for Mr. O’Brien who became a director on August 6, 2009 and was granted a prorated award of 3,500 Restricted Stock Units with a grant date fair value of $32.17 per unit (computed in accordance with FASB ASC Topic 718)). As of December 31, 2009, Mr. Bayly has 22,499 stock options and 3,900 restricted stock units outstanding and 3,700 vested restricted stock units deferred until termination from service from the Board; Ms. Ferguson has 3,500 stock options and 3,900 restricted stock units outstanding; Mr. O’Brien has 3,500 restricted stock units outstanding; Mr. O’Connell has 22,499 stock options and 3,900 restricted stock units outstanding and 3,700 vested restricted stock units deferred until termination from service from the Board; Ms. Sardini has 1,300 stock options and 3,900 restricted stock units outstanding and 3,700 vested restricted stock units deferred until termination from service from the Board; Mr. Smith has 22,499 stock options and 3,900 restricted stock units outstanding and 3,700 vested restricted stock units deferred until termination from service from the Board; Mr. Ussery has 22,499 stock options and 3,900 restricted stock units outstanding and 3,700 vested restricted stock units deferred until termination from service from the Board.

Cash Compensation

Directors who are not employees of the Company receive a fee of $45,000 per year plus $1,500 per Board and committee meeting attended in person, and $750 for meetings attended telephonically.

Equity-Based Compensation

To ensure that directors have an ownership interest aligned with other stockholders, each outside director will be granted options and/or restricted stock units of the Company’s stock having a value determined by the Board.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

No member of the Compensation Committee was, during the year ended December 31, 2009, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board of Directors, during the year ended December 31, 2009.

COMMITTEE REPORTS

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate by reference this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following Committee reports shall not be deemed to be incorporated by reference into any such filings, except to the extent we specifically incorporate by reference a specific report into such filing. Further, the information contained in the following committee reports shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in any of these reports be treated as soliciting materials.

The Board has established three committees to help oversee various matters of the Company. These include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these Committees operates under the guidelines of their specific charters. These charters may be reviewed on our website at www.treehousefoods.com.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) is currently composed of three independent directors, Ms. Ferguson, Ms. Sardini and Mr. Ussery, and operates pursuant to a written charter. The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue reports thereon. The Committee’s responsibility is to monitor and oversee these processes, and appoint, evaluate, and review the performance of the Audit Committee, and compensate the independent registered public accounting firm.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with Deloitte & Touche LLP any relationships that may impact its objectivity and independence, and the Committee satisfied itself as to Deloitte & Touche LLP’s independence. The Committee has reviewed and discussed the financial statements with management. The Committee also discussed with management and Deloitte & Touche LLP the quality and adequacy of the Company’s internal controls and the internal audit department’s organization, responsibilities, budget and staffing. The Committee reviewed both with Deloitte & Touche LLP and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of Deloitte & Touche LLP’s examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

Based on the Audit Committee’s discussions with management and Deloitte & Touche LLP and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

In order to assure that the provision of audit and non-audit services provided by Deloitte & Touche LLP, our independent registered public accounting firm, does not impair its independence, the Audit Committee is required to pre-approve all audit services to be provided to the Company by Deloitte & Touche LLP, and all other services, including review, attestation and non-audit services, other than de minimis services that satisfy the requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended, pertaining to de minimis exceptions.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

Ann M. Sardini, Chairman
Diana S. Ferguson
Terdema L. Ussery, II

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is currently comprised of three independent directors, Messrs. Bayly, O’Connell and Smith. The purposes of the Nominating and Corporate Governance Committee are (i) to identify individuals qualified to become members of the Board, (ii) to recommend to the Board the persons to be nominated for election as directors at any meeting of the stockholders, (iii) in the event of a vacancy on or increase in the size of the Board, to recommend to the Board the persons to be nominated to fill such vacancy or additional Board seat, (iv) to recommend to the Board the persons to be nominated for each committee of the Board, (v) to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Ethics, and (vi) to oversee the evaluation of the Board. The Nominating and Corporate Committee will consider nominees who are recommended by stockholders, provided such nominees are recommended in accordance with the nominating procedures set forth in the Company’s By-laws. The Board adopted a charter for the Nominating and Corporate Governance Committee in June 2005.

This report is respectfully submitted by the Nominating and Corporate Governance Committee of the Board of Directors.

Frank J. O’Connell, Chairman
George V. Bayly
Gary D. Smith

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is comprised of Ms. Ferguson and Messrs. Ussery and Smith. The Compensation Committee oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Company’s proxy statement to be filed in connection with the Company’s 2010 Annual Meeting of Stockholders, each of which will be filed with the Securities and Exchange Commission.

This report is respectfully submitted by the Compensation Committee of the Board of Directors.

Terdema L. Ussery, II, Chairman
Diana S. Ferguson
Gary D. Smith

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees billed for professional services rendered for the audit of our annual financial statements and review of our quarterly reports on Form 10-Q and fees billed for other services rendered by Deloitte & Touche LLP for 2008 and 2009:

	2008	2009

Audit Fees	$1,612,118	$1,533,626
Audit-related Fees	$0	$0
Tax Fees	$20,000	$167,174
All other Fees(1)	$0	$204,000

Total Fees	$1,632,118	$1,904,800

(1)	All other Fees in 2009 includes accounting consultations and due diligence in connection with the Company’s acquisition of Sturm Foods, Inc.

Audit fees include fees associated with the annual audit and reviews of the Company’s quarterly reports on Form 10-Q. Audit-related fees include consultation concerning financial accounting and Securities and Exchange Commission reporting standards. Tax fees include services rendered for tax advice and tax planning. All other fees are for any other services not included in the first three categories. The Audit Committee pre-approved all such services in accordance with the pre-approval policies described above under the heading “Committee Reports — Report of the Audit Committee” on page 33 of this Proxy Statement and determined that the independent accountant’s provision of non-audit services is compatible with maintaining the independent accountant’s independence.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who intends to present proposals at the Annual Meeting of Stockholders in 2010 other than pursuant to Rule 14a-8 must comply with the notice provisions in our By-Laws. Any stockholder who intends to present proposals at the Annual Meeting of Stockholders in 2011 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must send notice of such proposal to us so that we receive it no later than November 17, 2010. The notice provisions in our By-Laws require that, for a proposal to be properly brought before the Annual Meeting of Stockholders in 2011, proper notice of the proposal must be received by us not less than 90 days or more than 120 days prior to the first anniversary of this year’s Annual Meeting. Stockholder proposals should be addressed to TreeHouse Foods, Inc., Two Westbrook Corporate Center, Suite 1070, Westchester, Illinois 60154, Attention: Corporate Secretary.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are stockholders may be “householding” our proxy materials. If a stockholder receives a householding notification from his, her or its broker, a single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, if any stockholder that receives a “householding” notification wishes to receive a separate annual report and proxy statement at his, her or its address, such stockholder should also contact his, her or its broker directly. Stockholders who in the future wish to receive multiple copies may also contact the Company at Two Westbrook Corporate Center, Suite 1070, Westchester, Illinois 60154, attention: Investor Relations; (708) 483-1300.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Stockholders and other interested parties may contact the Board of Directors, the non-management directors or any individual director (including the Lead Independent Director) by writing to them c/o TreeHouse Foods Corporate Secretary, Two Westbrook Corporate Center, Suite 1070, Westchester, Illinois 60154, and such mail will be forwarded to the director or directors, as the case may be.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company has been advised that a representative of Deloitte & Touche LLP, its independent registered public accounting firm, will be present at the Annual Meeting, available to respond to appropriate questions and given an opportunity to make a statement if he or she so desires.

OTHER MATTERS

If any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

The Annual Report of the Company for the year ending December 31, 2009, was mailed to stockholders together with this Proxy Statement.

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the internet at the Securities and Exchange Commission’s website at www.sec.gov and on our website at www.treehousefoods.com. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549.

You may also request one free copy of any of our filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning Thomas E. O’Neill, Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary at our principal executive office: TreeHouse Foods, Inc., Two Westbrook Corporate Center, Suite 1070, Westchester, Illinois 60154, telephone (708) 483-1300.

By Order of the Board of Directors

Thomas E. O’Neill
Corporate Secretary

Appendix A

CORPORATE GOVERNANCE GUIDELINES: DIRECTOR INDEPENDENCE

Except as may otherwise be permitted by NYSE rules, a majority of the members of the Board shall be independent directors. To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual and (2) in the Board’s judgment (based on all relevant facts and circumstances), the director does not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

A-1

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET/TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

Proxies submitted by telephone or internet must be received by 11:59 p.m. Central Time, on April
28, 2010.

VOTE BY INTERNET		VOTE BY TELEPHONE		VOTE BY MAIL
http://www.proxyvoting.com/ths		1-866-540-5760
• Go to the website address listed above.	OR	• Use any touch-tone telephone.	OR	• Mark, sign and date your proxy card.
• Have your proxy card ready.		• Have your proxy card ready.		• Detach your proxy card.
• Follow the simple instructions that appear on your computer screen.		• Follow the simple recorded instructions.		• Return your proxy card in the postage-paid envelope provided.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

Mark, Sign, Date and Return The Proxy Card Promptly
Using the Enclosed Envelope
Votes must be indicated
(x) in Black or Blue ink
The Board of Directors recommends a vote FOR all nominees for director and FOR proposal 2 below.
1.	Election of Directors

Nominees:	(01) Diana S. Ferguson (02) George V. Bayly (03) Gary D. Smith
          For All [     ]     withhold on All [     ]     For All Except [     ]

To withhold authority to vote for a nominee, write that nominee’s number on the line above.
2.	Ratification of Selection of Deloitte & Touche LLP as Independent Auditors

For	Against	abstain

[ ]	[ ]	[ ]
In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment or postponement thereof.
Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

Share Owner sign here	Date	Co-Owner sign here	Date

You can now access your TreeHouse Foods, Inc. account online.
Access your TreeHouse Foods, Inc. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for TreeHouse Foods, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd
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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/ths
▼ FOLD AND DETACH HERE ▼

TREEHOUSE FOODS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS – APRIL 29, 2010
     The undersigned appoints Sam K. Reed, David B. Vermylen and Thomas E. O’Neill, and each of them, attorneys and proxies, with the power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held on April 29, 2010, and any adjournment thereof, upon the matters coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:
     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE, IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.
     YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250